Exhibit 10.28

BANC OF CALIFORNIA

CAPITAL AND LIQUIDITY ENHANCEMENT EMPLOYEE COMPENSATION TRUST

Effective as of August 3, 2016

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6.3.	Reports of Trustee	11
6.4.	Final Report	11

ARTICLE 7.
Succession of Trustee		11
7.1.	Resignation of Trustee	11
7.2.	Removal of Trustee	11
7.3.	Appointment of Successor Trustee	12
7.4.	Succession of Trustee	12
7.5.	Continuation of Trust	12
7.6.	Changes in Organization of Trustee	12
7.7.	Continuance of Trustee's Powers in Event of Termination of the Trust	12

ARTICLE 8.
Amendment or Termination		12
8.1.	Amendments	12
8.2.	Termination	13
8.3.	Form of Amendment or Termination	13

ARTICLE 9
Miscellaneous		13
9.1.	Controlling Law	13
9.2.	Committee Action	14
9.3.	Notices	14
9.4.	Severability	14
9.5.	Protection of Persons Dealing with the Trust	14
9.6.	Tax Status of Trust	15
9.7.	Participants to Have No Interest in the Company or Trust by Reason of the Trust	15
9.8.	Nonassignability	15
9.9.	Gender and Plurals	15
9.10	Counterparts	15

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BANC OF CALIFORNIA
CAPITAL AND LIQUIDITY ENHANCEMENT EMPLOYEE COMPENSATION TRUST

THIS TRUST AGREEMENT (the "Agreement") made effective as of August 3, 2016, between Banc of California, Inc., a Maryland corporation, and Evercore Trust Company, N.A. ("Evercore Trust"), a non-depository trust bank organized under the laws of the United States of America, as trustee.
W I T N E S S E T H :
WHEREAS, the Company (as defined below) desires to establish a trust (the "Trust") in accordance with the Maryland Statutory Trust Act (the "Trust Act") and for the purposes stated in this Agreement;
WHEREAS, the Trustee (as defined below) desires to act as trustee of the Trust for the purposes hereinafter stated and in accordance with the terms hereof;
WHEREAS, the Company or its subsidiaries have previously adopted the Plans (as defined below);
WHEREAS, the Company desires to provide assurance of the availability of the shares of its common stock necessary to satisfy certain of its obligations or those of its subsidiaries under the Plans;
WHEREAS, the Company desires that the assets to be held in the Trust Fund (as defined below) should be principally or exclusively securities of the Company and, therefore, expressly waives any obligation of the Trustee with respect to diversification of investments that might otherwise be necessary, appropriate or required pursuant to applicable provisions of law;
WHEREAS, Evercore Trust has been appointed as trustee and has accepted such appointment as of the date set forth first above.
NOW, THEREFORE, the parties hereto formed the Trust by causing the Trustee to file a Certificate of Trust with the State Department of Assessments and Taxation of Maryland (the "SDAT") and agree that the Trust will be comprised, held and disposed of as follows:

ARTICLE 1.
Trust, Trustee and Trust Fund
1.1    Trust. The name of the Trust is the "Banc of California Capital and Liquidity Enhancement Employee Compensation Trust." The Trust is a separate legal entity with title to and power to convey all of its assets in accordance with the Trust Act. The parties hereto further intend that the Trust not be subject to the Employee Retirement Income Security Act of 1974, as amended. The assets of the Trust will be held by the Trust, and invested and disposed of by the Trustee, in accordance with the terms of this Agreement, which constitutes the governing instrument of the Trust within the meaning of the Trust Act.
1.2.    Trustee. The trustee named above, and its successor or successors, is hereby designated as the trustee hereunder, to receive, hold, invest, administer and distribute the Trust Fund in accordance with this Agreement, the provisions of which shall govern the power, duties and responsibilities of the Trustee.
1.3.    Trust Fund. The assets held at any time and from time to time under the Trust collectively are herein referred to as the "Trust Fund" and shall consist of contributions received by the Trustee, any Common Stock acquired by the Trust, proceeds of any loans, investments and reinvestment thereof, the earnings and income thereon (or proceeds resulting from the disposition thereof), less disbursements therefrom. Except as herein otherwise provided, title to the assets of the Trust Fund shall at all times be vested in the Trust, subject to the right of the Trust to hold title in bearer form or in the name of a nominee, and the interests of others in the Trust Fund shall be only the right to have such assets received, held, invested, administered and distributed in accordance with the provisions of the Trust.
1.4.    Trust Fund Subject to Claims. Notwithstanding any provision of this Agreement to the contrary, the Trust Fund shall at all times remain subject to the claims under federal and state law of the general creditors of (i) the Company and (ii) those of the Company’s subsidiaries that participate in any of the Plans.
In addition, the Board of Directors shall have the duty to inform the Trustee in writing of the Company's Insolvency. If a person claiming to be a creditor of the Company alleges in writing to the Trustee that the Company has become Insolvent, the Trustee shall determine whether the Company is Insolvent and, pending such determination, the Trustee shall discontinue allocations pursuant to Article 3.
Unless the Trustee has actual knowledge of the Company's Insolvency, or has received notice from the Company or a person claiming to be a creditor alleging that the Company is Insolvent, the Trustee shall have no duty to inquire whether the Company is Insolvent. The Trustee may in all events rely on such evidence concerning the Company's solvency as may be furnished to the Trustee by one or more members of the Board of Directors and that provides the Trustee with a reasonable basis for making a determination concerning the Company's Insolvency.

If at any time the Trustee has determined that the Company is Insolvent, the Trustee shall discontinue allocations pursuant to Article 3 and shall hold the Trust Fund for the benefit of the Company's general creditors. Nothing in this Agreement shall in any way diminish any rights of employees as general creditors of the Company with respect to benefits due under the Plan(s) or otherwise.
The Trustee shall resume allocations pursuant to Article 3 only after the Trustee has determined or been provided evidence by the Board of Directors that the Company is not Insolvent (or is no longer Insolvent).
1.5.    Definitions. In addition to the terms defined in the preceding portions of this Agreement, certain capitalized terms have the meanings set forth below:
Board of Directors. "Board of Directors" means the board of directors of the Company.
Change of Control. "Change of Control" means any of the following events:
(a)an acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (a "Person") resulting in beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) by such individual, entity or group of 30% or more of either (i) the then-outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or (ii) the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that the following acquisitions shall not constitute a Change of Control:  (A) any acquisition directly from the Company, (B) any acquisition by the Company, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any company affiliated with the Company, or (D) any acquisition pursuant to a transaction that complies with clauses (c)(i), (c)(ii), and (c)(iii) below;
(b)individuals who, as of the date hereof, constitute the Board of Directors (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board of Directors; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual was a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board of Directors;
(c)consummation of a reorganization, merger, statutory share exchange, or consolidation or similar transaction involving the Company, a sale or other disposition of all or substantially all of the assets of the Company, or the acquisition of assets or stock of another entity by the Company or any of its subsidiaries (each, a "Business Combination"), in each case, unless, following such Business Combination, (i) all or substantially all of the individuals and entities that were the beneficial owners of the Outstanding Company Common Stock and the Outstanding Company

Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, greater than 50% of the then-outstanding shares of common stock (or, for a non-corporate entity, equivalent securities) and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors (or, for a non-corporate entity, equivalent governing body), as the case may be, of the entity resulting from such Business Combination (including, without limitation, an entity that, as a result of such transaction, owns the Company or all or substantially all of the Company’s assets, either directly or through one or more subsidiaries) in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding Company Common Stock and the Outstanding Company Voting Securities, as the case may be, (ii) no Person (excluding any entity resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such entity resulting from such Business Combination) beneficially owns, directly or indirectly, 30% or more of, respectively, the then-outstanding shares of common stock (or, for a non-corporate entity, equivalent securities) of the entity resulting from such Business Combination or the combined voting power of the then-outstanding voting securities of such entity, except to the extent that such ownership existed prior to the Business Combination, and (iii) at least a majority of the members of the board of directors (or, for a non-corporate entity, equivalent governing body) of the entity resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement or of the action of the Board of Directors providing for such Business Combination; or
(d)approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.
Code. "Code" means the Internal Revenue Code of 1986, as amended.
Committee. "Committee" means a committee of the Company which is charged by the Board of Directors with administration of the Trust.
Company. "Company" means Banc of California, Inc., a Maryland corporation, or any successor thereto. References to the Company shall include its subsidiaries where appropriate.
Company Stock. "Company Stock" means shares of voting common stock, par value $0.01 per share, issued by the Company or any successor securities.
Extraordinary Dividend. "Extraordinary Dividend" means any dividend or other distribution of cash or other property (other than common stock of the Company) made with respect to Company Stock, which the Board of Directors declares generally to be other than an ordinary dividend.
Insolvent/Insolvency. "Insolvent" means as to the Company, (i) the inability of the Company to pay its debts as they come due, or (ii) the Company being subject to a pending proceeding as debtor under the provisions of Title 11 of the United States Code. "Insolvency" means the state of being Insolvent

Loan. "Loan" means the extension of credit to the Trust evidenced by the promissory note made by the Trust dated August 3, 2016, with which the Trust purchased Company Stock.
Plans. "Plans" means the Company's stock plans (and any successor plans) and the other employee benefit plans listed on Schedule A hereto and any other employee benefit plan of the Company or its subsidiaries designated as such by the Committee.
Plan Participant. "Plan Participant" means a participant in any of the Plans.
Trustee. "Trustee" means Evercore Trust (not in its corporate capacity but as trustee of the Trust) or any successor trustee.
Trust Year. "Trust Year" means the period beginning on the date hereof and ending on December 31, 2016 and each 12-month period beginning on January 1 and ending on December 31 thereafter.
ARTICLE 2.
Contributions and Dividends
2.1.    Contributions.
(a)The Company has contributed to the Trust cash in the amount of $25,000.00 representing the aggregate par value of those shares of Company Stock to be purchased by the Trust which, immediately prior to such purchase, will not have been issued by the Company.
(b)For each Trust Year, the Company shall contribute to the Trust in cash such amount, which together with dividends, as provided in Section 2.2, and any other earnings of the Trust, shall enable the Trustee to make all payments of principal and interest due under the Loan on a timely basis. Unless otherwise expressly provided herein, the Trustee shall apply all such contributions, dividends and earnings to the payment of principal and interest due under the Loan. If, at the end of any Trust Year, no such contribution has been made in cash, such contribution shall be deemed to have been made in the form of forgiveness of principal and interest on the Loan to the extent of the Company's failure to make contributions as required by this Section 2.1(b). All contributions made under the Trust shall be delivered to the Trustee. The Trustee shall be accountable for all contributions received by it, but shall have no duty to require any contributions to be made to the Trust.
2.2.    Dividends. Except as otherwise provided herein, dividends paid in cash on Company Stock to the Trust (including Extraordinary Dividends) held by the Trust shall be applied to pay interest and scheduled principal due under the Loan. Dividends which are not received in cash or in Company Stock (including Extraordinary Dividends, or portions thereof) shall be reduced to cash by the Trustee and used to pay principal and/or interest under the Loan, provided that an Extraordinary Dividend constituting a spin-off, split-off or similar transaction may be transferred to a trust sponsored by the spun-off company or dealt with in another equitable manner as directed by the Committee. In the Trustee's discretion, investments in Company Stock may be made through open-market purchases, private transactions or (with the Company's consent) purchases from the Company.
ARTICLE 3.
Release and Allocation of Company Stock
3.1.    Release of Shares. Subject to the other provisions of this Article 3, upon the payment or forgiveness in any Trust Year of any principal on the Loan (a "Principal Payment"), the following number of shares of Company Stock not previously released shall be available for allocation ("Available Shares") as follows: the number of shares held in the Trust immediately before such payment or forgiveness and not previously released, multiplied by a fraction, the numerator of which is the amount of the Principal Payment and the denominator of which is the sum of such Principal Payment and the remaining principal of the Loan outstanding after such Principal Payment.
3.2.    Allocations. Available Shares shall be allocated as directed by the Committee to the Plans no less frequently than annually. The Committee's direction shall be limited to the amounts allocated among Plans, with the allocation among the Plans being mandatory. In the event that any Available Shares remain after the Committee determines there has been satisfaction of all benefit obligations under each of the Plans for a given Trust Year, all remaining Available Shares shall be contributed by the Trustee to the Plans or such other plans of the Company or its subsidiaries covering a broad cross-section of individuals employed by the Company or its subsidiaries as the Committee shall direct.
ARTICLE 4.
Compensation, Expenses and Tax Withholding
4.1.    Compensation and Expenses . The Trustee shall be entitled to such reasonable compensation for its services as may be agreed upon from time to time by the Company and the Trustee and to be reimbursed for its reasonable legal, accounting and appraisal fees, expenses and other charges reasonably incurred in connection with the administration, management, investment and distribution of the Trust Fund. Such compensation shall be paid, and such reimbursement shall be made out of the Trust Fund. The Company agrees to make sufficient contributions to the Trust to pay such amounts owing the Trustee in advance of the due date for such payments in addition to those contributions required by Section 2.1(b).
4.2.    Withholding of Taxes. The Trustee may withhold, require withholding, or otherwise determine that the Company has satisfied withholding obligations, on any distribution which it is directed to make, such amount as the Committee determines is necessary to comply with applicable federal and state withholding requirements. Upon settlement of such tax liability, the Trustee shall distribute the balance of such amount. Prior to making any distribution hereunder, the Trustee may require such release or documents from any taxing authority, or may require such indemnity, as the Trustee shall reasonably deem necessary for its protection.

ARTICLE 5.
Administration of Trust Fund
5.1.    Management and Control of Trust Fund. Subject to the terms of this Agreement, the Trustee shall have exclusive authority, discretion and responsibility to manage and control the assets of the Trust Fund. As permitted by Section 12-402 of the Trust Act, and except as otherwise provided in this Agreement, the duties and standard of conduct of the Trustee shall be those of a trustee of a trust formed under common law.
5.2.    Investment of Funds. The initial transaction shall take place in the manner described in Section 1.1 of the Common Stock Purchase Agreement by and between the Company and the Trust dated August 3, 2016. Except as otherwise provided in Section 2.2 and in this Section 5.2, the Trustee shall invest and reinvest the Trust Fund exclusively in Company Stock, including any consideration resulting from the proceeds of a tender offer, recapitalization or similar transaction which, if not in Company Stock, shall be reduced to cash as soon as practicable. The Trustee may invest any portion of the Trust Fund temporarily pending investment in Company Stock, distribution or payment of expenses in (i) investments in United States Government obligations with maturities of less than one year, (ii) interest‑bearing accounts including but not limited to certificates of deposit, time deposits, saving accounts and money market accounts with maturities of less than one year in any bank, including the Trustee's (if any), with aggregate capital in excess of $1,000,000,000 and a Moody's Investor Services rating of at least P1, or an equivalent rating from a nationally recognized ratings agency, which accounts are insured by the Federal Deposit Insurance Corporation or other similar federal agency, (iii) obligations issued or guaranteed by any agency or instrumentality of the United States of America with maturities of less than one year or (iv) short‑term discount obligations of the Federal National Mortgage Association.
5.3.    Trustee's Administrative Powers. Except as otherwise provided herein, and subject to the Trustee's duties hereunder, the Trustee shall have the following powers and rights, in addition to those provided elsewhere in this Agreement or by law:
(a)to retain any asset of the Trust Fund;
(b)subject to Section 5.4(b), Section 8.2 and Articles 2 and 3, to sell, transfer, mortgage, pledge, lease or otherwise dispose of, or grant options with respect to any Trust Fund assets at public or private sale;
(c)upon direction from the Company, to borrow from any lender or to otherwise become indebted to any person (including the Company pursuant to the Loan), to acquire Company Stock as authorized by this Agreement and as directed by the Company, or to enter into lending agreements upon such terms (including reasonable interest and security for the loan and rights to renegotiate and prepay such loan) as may be directed by the Committee; provided, however, that any collateral given by the Trustee for such loan shall be limited to cash and property contributed by the Company to the Trust and dividends paid on Company Stock held in the Trust Fund and shall not include Company Stock acquired by means of, in whole or in part, such loan;

(d)with the consent of the Committee, to settle, submit to arbitration, compromise, contest, prosecute or abandon claims and demands in favor of or against the Trust Fund;
(e)to vote or to give any consent with respect to any securities, including any Company Stock, held by the Trust either in person or by proxy for any purpose, provided that the Trustee shall vote, tender or exchange all shares of Company Stock as provided in Section 5.4;
(f)to exercise any of the powers and rights of an individual owner with respect to any asset of the Trust Fund and to perform any and all other acts that in its judgment are necessary or appropriate for the proper administration of the Trust Fund, even though such powers, rights and acts are not specifically enumerated in this Agreement;
(g)to employ such accountants, actuaries, investment bankers, appraisers, other advisors and agents as may be reasonably necessary in collecting, managing, administering, investing, valuing, distributing and protecting the Trust Fund or the assets thereof or any borrowings of the Trustee made in accordance with Section 5.3(c); and to pay their reasonable fees and expenses, which shall be deemed to be expenses of the Trust and for which the Trustee shall be reimbursed in accordance with Section 4.1;
(h)to cause any asset of the Trust Fund to be issued, held or registered in the Trust's name or in the name of its nominee, or in such form that title will pass by delivery, provided that the records of the Trustee shall indicate the true ownership of such asset;
(i)to utilize another entity as custodian to hold, but not invest or otherwise manage or control, some or all of the assets of the Trust Fund; and
(j)to consult with legal counsel (who may also be counsel for the Trustee generally) with respect to any of its duties or obligations hereunder; and to pay the reasonable fees and expenses of such counsel, which shall be deemed to be expenses of the Trust and for which the Trustee shall be reimbursed in accordance with Section 4.1.
Notwithstanding the foregoing, neither the Trust nor the Trustee shall have any power to, and shall not, engage in any trade or business.
5.4.    Voting and Tendering of Company Stock.
(a)Voting of Company Stock. The Trustee shall follow the directions of participants in the 2013 Omnibus Stock Incentive Plan ("SIP") as to the manner in which shares of Company Stock held by the Trust are to be voted on each matter brought before an annual or special stockholders' meeting of the Company or the manner in which any consent is to be executed, in each case as provided below. Before each such meeting of stockholders, the Trustee shall cause to be furnished to each active employee and director with awards outstanding under the SIP as of the record date of the vote ("Participant") a copy of the proxy solicitation material received by the Trustee, together with a form requesting confidential instructions ("Instruction Form") as to how to vote the shares of Company Stock held by the Trustee. Each Participant shall have a reasonable period within which to return the Instruction Form to the Trustee or to an agent hired by the Trustee. Upon the expiration of the period for the return of the Instruction Forms, the Trustee shall on each such matter vote the number of shares (including fractional shares) of Company Stock held by the Trust as follows:
The Trustee shall assign to each Participant a number of shares (the "Participant Directed Amount") equal to the product of (x) the total number of shares of Company Stock held in the Trust Fund, and (y) a fraction, the numerator of which is the number of shares of Company Stock underlying awards to such Participant that are outstanding under the SIP as of the record date of the vote, and the denominator of which is the total number of shares of Company Stock underlying awards to all Participants that are outstanding under the SIP as of the record date of the vote. Each share assigned to each Participant in accordance with the previous sentence shall be voted in accordance with such Participant's Instruction Form. Any shares of Company Stock which remain undirected pursuant to the foregoing provisions shall be voted for, against or to abstain in the same proportions as the shares of Company Stock for which the Trustee is directed pursuant to the foregoing provisions. Similar provisions shall apply in the case of any action by stockholder consent without a meeting.
(b)Tender or Exchange of Company Stock. The Trustee shall use its best efforts to distribute or cause to be distributed to Participants in a timely manner (for purposes of this Section 5.4(b), replacing the reference to "record date of the vote" in the definition of "Participant" with "the date the tender offer or exchange offer is commenced") any written materials distributed to stockholders of the Company generally in connection with any tender offer or exchange offer for Company Stock, together with a form requesting confidential instructions on whether or not to tender or exchange shares of Company Stock held in the Trust (the "Tender Form"). Each Participant shall have a reasonable period of time within which to return the Tender Form. Upon expiration of the period for return of Tender Forms, the Trustee shall tender or exchange or not tender or exchange the Participant Directed Amount for each Participant in accordance with such Participant's Tender Form. Each Participant shall not be limited in the number of instructions to tender or exchange or withdraw from tender or exchange which he or she may give but shall not have the right to give instructions to tender or exchange or withdraw from tender or exchange after the reasonable deadline for receipt of such instructions established by the Trustee. If the Trustee shall not receive from one or more Participants timely instruction by means of a Tender Form as to the manner in which to respond to such a tender or exchange offer, the Trustee shall tender or exchange, or not tender or exchange, such shares of Company Stock in the same proportions as the shares of Company Stock for which the Trustee has received timely directions pursuant to the foregoing provisions.
(c)The Company shall maintain appropriate procedures to ensure that all instructions by Participants are collected, tabulated, and transmitted to the Trustee without being divulged or released to any person affiliated with the Company or its affiliates. All actions taken by Participants and the contents of the Instruction Forms and Tender Forms shall be held confidential by the Trustee and shall not be divulged or released to any person, other than (i) agents of the Trustee who are not affiliated with the Company or its affiliates, (ii) by virtue of the execution by the Trustee of any proxy, consent or letter of transmittal for the shares of Company Stock held in the Trust or (iii) as required by court order.

(d)In the event that the SIP shall for any reason cease to exist, or the Committee shall determine in good faith that it is no longer an appropriate plan for the purpose of this Section 5.4, the Committee shall, for purposes of this Section 5.4, direct the Trustee to substitute for such plan another employee benefit plan of the Company or its subsidiaries covering a broad cross section of individuals employed by the Company and its subsidiaries.
5.5.    Indemnification.
(a)    To the extent lawfully allowable, the Company and its successors, shall and hereby does indemnify and hold harmless the Trustee and each of its officers, directors, employees and agents from and against any claims, demands, actions, administrative or other proceedings, causes of action, liability, loss, cost, damage or expense (including reasonable attorneys’ fees), which may be asserted , to the extent arising out of or incurred as a result of its action or failure to act in connection with the operation and administration of the Trust; provided that such indemnification shall not apply to the extent that the Trustee has acted in willful or grossly negligent violation of applicable law or its duties under this Trust or in bad faith. The Trustee shall be under no liability to any person for any loss of any kind which may result (i) by reason of any action taken by it in accordance with any direction of the Committee or any Participant acting pursuant to Section 5.4(b) (hereinafter collectively referred to as the "Directing Participants"), (ii) by reason of its failure to exercise any power or authority or to take any action hereunder because of the failure of the Committee or any such Directing Participant to give directions to the Trustee, as provided for in this Agreement, or (iii) by reason of any action or omission of the Committee or any of the Directing Participants with respect to its duties under this Trust. The Trustee shall be fully protected in acting upon any instrument, certificate, or paper delivered by the Committee or any Participant or beneficiary and believed in good faith by the Trustee to be genuine and to be signed or presented by the proper person or persons, and the Trustee shall be under no duty to make any investigation or inquiry as to any statement contained in any such writing, but may accept the same as conclusive evidence of the truth and accuracy of the statements therein contained.
(b)    The Company may, but shall not be required to, maintain liability insurance to insure its obligations hereunder. If any payments made by the Company or the Trust pursuant to this indemnity are covered by insurance, the Company or the Trust (as applicable) shall be subrogated to the rights of the indemnified party against the insurance company.
(c)    Without limiting the generality of the foregoing, the Company may, at the request of the Trustee, advance to the Trustee reasonable amounts of expenses, including reasonable attorneys' fees and expenses, which the Trustee advised have been incurred in connection with its investigation or defense of any claim, demand, action, cause of action, administrative or other proceeding arising out of or in connection with the Trustee's performance of its duties under this Agreement.
(d)    The indemnification provisions of this Section 5.5 will survive the termination of this Agreement and the termination, for any reason, of the services of Evercore Trust as Trustee.

5.6.    General Duty to Communicate to Committee. The Trustee shall promptly notify the Committee of all communications with or from any government agency or with respect to any legal proceeding with regard to the Trust and with or from any Plan Participants concerning their entitlements under the Plans or the Trust.
ARTICLE 6.
Accounts and Reports of Trustee
6.1.    Records and Accounts of Trustee. The Trustee shall maintain accurate and detailed records and accounts of all transactions of the Trust, which shall be available at all reasonable times for inspection or audit by any person designated by the Company and which shall be retained as required by applicable law.
6.2.    Fiscal Year. The fiscal year of the Trust shall be the twelve month period beginning on January 1 and ending on December 31.
6.3.    Reports of Trustee. The Trustee shall prepare and present to the Committee a report for the period ending on the last day of each fiscal year, and for such shorter periods as the Committee may reasonably request, listing all securities and other property acquired and disposed of and all receipts, disbursements and other transactions effected by the Trust after the date of the Trustee's last account, and further listing all cash, securities, and other property held by the Trust, together with the fair market value thereof, as of the end of such period. In addition to the foregoing, the report shall contain such information regarding the Trust Fund's assets and transactions as the Committee in its discretion may reasonably request.
6.4.    Final Report. In the event of the resignation or removal of a Trustee hereunder, the Committee may request and the Trustee shall then with reasonable promptness submit, for the period ending on the effective date of such resignation or removal, a report similar in form and purpose to that described in Section 6.3.
ARTICLE 7.
Succession of Trustee
7.1.    Resignation of Trustee. The Trustee or any successor thereto may resign as Trustee hereunder at any time upon delivering a written notice of such resignation, to take effect sixty (60) days after the delivery thereof to the Committee, unless the Committee accepts shorter notice; provided, however, that no such resignation shall be effective until a successor Trustee has assumed the office of Trustee hereunder.
7.2.    Removal of Trustee. The Trustee or any successor thereto may be removed by the Company for any reason by delivering to the Trustee so removed an instrument executed by the Committee. Such removal shall take effect at the date specified in such instrument, which shall not be less than thirty (30) days after delivery of the instrument, unless the Trustee accepts shorter notice; provided, however, that no such removal shall be effective until a successor Trustee has assumed the office of Trustee hereunder.

7.3.    Appointment of Successor Trustee. Whenever the Trustee or any successor thereto shall resign or be removed or a vacancy in the position shall otherwise occur, the Committee shall use its best efforts to appoint a successor Trustee as soon as practicable after receipt by the Committee of a notice described in Section 7.1, or the delivery to the Trustee of a notice described in Section 7.2, as the case may be, but in no event more than one hundred eighty (180) days after receipt or delivery, as the case may be, of such notice. A successor Trustee's appointment shall not become effective until such successor shall accept such appointment by delivering its acceptance in writing to the Company. If a successor is not appointed within such 180-day period, the Trustee, at the Company's expense, may petition a court of competent jurisdiction for appointment of a successor. Any successor Trustee shall be an institutional trustee not affiliated with the Company.
7.4.    Succession of Trustee. Each successor Trustee shall have, exercise and enjoy all of the powers, both discretionary and ministerial, herein conferred upon its predecessors. A successor Trustee shall not be obliged to examine or review the accounts, records, or acts of, or property delivered by, any previous Trustee and shall not be responsible for any action or any failure to act on the part of any previous Trustee.
7.5.    Continuation of Trust. In no event shall the legal disability, resignation or removal of a Trustee terminate the Trust, but the Committee shall forthwith appoint a successor Trustee in accordance with Section 7.3 to carry out the terms of the Trust.
7.6.    Changes in Organization of Trustee. In the event that any corporate Trustee hereunder shall be converted into, shall merge or consolidate with, or shall sell or transfer substantially all of its assets and business to, another entity, state or federal, the entity resulting from such conversion, merger or consolidation, or the entity to which such sale or transfer shall be made, shall thereunder become and be the Trustee under the Trust with the same effect as though originally so named.
7.7.    Continuance of Trustee's Powers in Event of Termination of the Trust. In the event of the termination of the Trust, as provided herein, the Trustee shall dispose of the Trust Fund in accordance with the provisions hereof. Until the final distribution of the Trust Fund, the Trustee shall continue to have all powers provided hereunder as necessary or expedient for the orderly liquidation and distribution of the Trust Fund.
ARTICLE 8.
Amendment or Termination
8.1.    Amendments. Except as otherwise provided herein, the Company may amend the Trust and this Agreement at any time and from time to time in any manner which it deems desirable, provided that (a) no amendment which would adversely affect the contingent rights of Plan Participants may change (i) the allocation provisions contained in Section 3.1 or Section 3.2, (ii) the provisions of Section 5.4, other than an amendment to reflect a change in the Plans funded by this Trust, (iii) the provisions of Section 8.2 or (iv) the provisions of this Section 8.1, in each case, without the affirmative consent of at least 66 2/3% of the Plan Participants that received an allocation of Available Shares in the immediately preceding Trust Year, voting together as a single class with each such Plan Participant having one vote, and (b) no amendment may change the duties of the Trustee without the Trustee's consent, which consent shall not be unreasonably withheld. Notwithstanding the foregoing, the Company shall retain the power under all circumstances to amend the Trust to correct any errors or clarify any ambiguities or similar issues of interpretation in this Agreement.
8.2.    Termination. The Trust shall terminate on January 1, 2032 or any earlier date on which the Loan is paid in full (the "Termination Date"). The Board of Directors may terminate the Trust at any time prior to the Termination Date. The Trust shall also terminate automatically upon the Company giving the Trustee notice of a Change of Control. As soon as practicable after receiving notice from the Company of a Change of Control or upon any other termination of the Trust, the Trustee shall cause the Trust to (a) fund any obligations then pending under the Plans with, or otherwise by means of, Available Shares; (b) sell, to the extent necessary to comply with clause (c) below, an amount of Company Stock or other non-cash assets (if any) then held in the Trust Fund sufficient to permit the Trust to return to the Company the amount specified in clause (c) below; and (c) return to the Company an amount in cash equal to the remaining principal plus any accrued interest on the Loan, which payment will be deemed to terminate all remaining obligations of the Trust with respect to the Loan. Any assets remaining in the Trust Fund after the Trust has given effect to the transactions described in the previous sentence shall be distributed with reasonable promptness as directed by the Committee, first to Plan Participants and then to individuals employed by the Company or its subsidiaries generally or to any benefit plan or trust in which a broad cross section of individuals employed by the Company or its subsidiaries participate, as the Committee may in good faith determine taking into account the best interests of a broad cross section of the individuals employed by the Company or its subsidiaries. In the event that any Company Stock or any other non-cash assets shall remain in the Trust Fund after the repayment of the Loan but before the distribution described in the previous sentence, the Trustee shall effect such distribution by either (a) distributing such remaining assets in kind in addition to any cash remaining in the Trust Fund or (b) selling such remaining assets and distributing the proceeds of such sale in addition to any cash remaining in the Trust Fund, in either case as the Committee may in good faith determine taking into account the best interests of a broad cross section of the individuals employed by the Company.
8.3.    Form of Amendment or Termination. Any amendment or termination of the Trust shall be evidenced by an instrument in writing signed by an authorized officer of the Company, certifying that said amendment or termination has been authorized and directed by the Company or the Board of Directors, as applicable, and, in the case of any amendment, shall be consented to by signature of an authorized officer of the Trustee, if required by Section 8.1. Upon any such termination of the Trust, the Trust shall file a Certificate of Cancellation with the SDAT in accordance with the Trust Act.
ARTICLE 9.
Miscellaneous
9.1.    Controlling Law. The laws of the State of Maryland shall be the controlling law in all matters relating to the Trust, without regard to conflicts of law. The parties hereto irrevocably agree that any legal action or proceeding arising out of or relating to this Agreement shall be brought and determined in the courts of the State of California sitting in Los Angeles, California (or if such state courts decline jurisdiction, the federal courts sitting in Los Angeles, California), and each of the parties hereto hereby irrevocably submits with regard to any such action or proceeding to the exclusive jurisdiction of the aforesaid courts. Each of the parties hereto hereby irrevocably waives and agrees not to assert in any action or proceeding with respect to this Agreement, any claim (a) that it is not personally subject to the jurisdiction of the above-named courts for any reason, (b) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts or (c) to the fullest extent permitted by applicable law, that (i) the suit, action or proceeding in such court is brought in an inconvenient forum, (ii) the venue of such suit, action or proceeding is improper or (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.
9.2.    Committee Action. Any action required or permitted to be taken by the Committee may be taken on behalf of the Committee by any individual so authorized. The Company shall furnish to the Trustee the name and specimen signature of each member of the Committee upon whose statement of a decision or direction the Trustee is authorized to rely. Until notified of a change in the identity of such person or persons, the Trustee shall act upon the assumption that there has been no change.
9.3.    Notices. All notices, requests, or other communications required or permitted to be delivered hereunder shall be in writing, delivered by registered or certified mail, return receipt requested as follows:
To the Company:
Banc of California, Inc.
18500 Von Karman Avenue, Suite 1100
Irvine, CA 92612
Attention: General Counsel
To the Trustee:
Evercore Trust Company, N.A.
55 East 52nd Street
New York, NY 10055
Attention: William E. Ryan, III
Any party hereto may from time to time, by written notice given as aforesaid, designate any other address to which notices, requests or other communications addressed to it shall be sent.
9.4.    Severability. If any provision of the Trust shall be held illegal, invalid or unenforceable for any reason, such provision shall not affect the remaining parts hereof, but the Trust shall be construed and enforced as if said provision had never been inserted herein.
9.5.    Protection of Persons Dealing with the Trust. No person dealing with the Trustee shall be required or entitled to monitor the application of any money paid or property delivered to the

Trustee, or determine whether or not the Trustee is acting pursuant to authorities granted to it hereunder or to authorizations or directions herein required.
9.6.    Tax Status of Trust. It is intended that the Company, as grantor hereunder, be treated for Federal income tax purposes as the owner of the entire Trust and the trust assets under Section 671, et seq. of the Code. Until advised otherwise, the Trustee may presume that the Trust is so characterized for federal income tax purposes and shall make all filings of tax returns on that presumption.
9.7.    Participants to Have No Interest in the Company or Trust by Reason of the Trust. Neither the creation of the Trust nor anything contained in the Trust shall be construed as giving any person, including any individual employed by the Company or any subsidiary of the Company, any equity or interest in the assets, business, or affairs of the Company or the Trust, except to the extent that any such individuals are entitled to exercise stockholder rights with respect to Company Stock pursuant to Section 5.4 and to consent to certain amendments to this Agreement pursuant to Section 8.1.
9.8.    Nonassignability. No right or interest of any person to receive distributions from the Trust shall be assignable or transferable, in whole or in part, either directly or by operation of law or otherwise, including, but not by way of limitation, execution, levy, garnishment, attachment, pledge, or bankruptcy, but excluding death or mental incompetency, and no right or interest of any person to receive distributions from the Trust shall be subject to any obligation or liability of any such person, including claims for alimony or the support of any spouse or child.
9.9.    Gender and Plurals. Whenever the context requires or permits, the masculine gender shall include the feminine gender and the singular form shall include the plural form and shall be interchangeable.
9.10.    Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be considered an original.

[signature page follows]

IN WITNESS WHEREOF, the Company and the Trustee have caused this Agreement to be signed, and their seals affixed hereto, by their authorized officers all as of the day, month and year first above written.

BANC OF CALIFORNIA, INC.

By:	/s/ Steven A. Sugarman
Steven A. Sugarman
President and Chief Executive Officer

EVERCORE TRUST COMPANY, N.A.

By:	/s/ William E. Ryan III
William E. Ryan III
President and Chief Fiduciary Officer

SCHEDULE A
2013 Omnibus Stock Incentive Plan

2011 Omnibus Incentive Plan

2003 Stock Option and Incentive Plan

CIGNA Medical/RX sponsored by Banc of California, Inc.

CIGNA Dental sponsored by Banc of California, Inc.

CIGNA Vision sponsored by Banc of California, Inc.

CIGNA Basic Life and AD&D sponsored by Banc of California, Inc.

CIGNA Long-Term Disability sponsored by Banc of California, Inc.

Banc of California, Inc. 401(K) Plan